UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _____________________________________________________________________________
FORM 8-K
_____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 1, 2023
_____________________________________________________________________________
Schneider National, Inc.
(Exact Name of Registrant as Specified in Charter)
_____________________________________________________________________________

Wisconsin	001-38054		39-1258315
(State of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
3101 South Packerland Drive	Green Bay	WI	54313
(Address of Principal Executive Offices)			(Zip Code)
(920) 592-2000
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, no par value	SNDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On June 1, 2023, Schneider Receivables Corporation (the “Seller”), a wholly-owned subsidiary of Schneider National, Inc. (“Schneider”), entered into Amendment No. 4 (the “2023 Amendment”) to its Amended and Restated Receivables Purchase Agreement (as so amended, the “2023 Receivables Purchase Agreement”), among the Seller, as seller, Schneider, as the servicer, Wells Fargo Bank, N.A. (the “Administrative Agent”), as administrative agent and letter of credit issuer, and the purchasers party thereto, relating to the Seller’s $150 million secured accounts receivable facility. The 2023 Amendment further amends the Seller’s Amended and Restated Receivables Purchase Agreement dated as of March 31, 2011, as amended and restated on September 5, 2018 and further amended on July 30, 2021 (the “Existing Receivables Purchase Agreement”). The parties to the 2023 Receivables Purchase Agreement are the Seller, as seller, Schneider, as servicer, Wells Fargo Bank, N.A., as administrative agent and letter of credit issuer, and the purchasers party thereto.

The 2023 Amendment revises the Existing Receivables Purchase Agreement to (i) replace one-month U.S. dollar LIBOR with Adjusted Term SOFR (as defined in the 2023 Amendment) (based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York) for a one-month tenor as the benchmark rate for determining the Yield Rate (as defined in the 2023 Receivable Purchase Agreement) under the 2023 Receivables Purchase Agreement, including applicable credit spread adjustments, (ii) include provisions relating to the use of an alternative benchmark rate if Adjusted Term SOFR is not available to the Administrative Agent or has been suspended by the Administrative Agent because of market disruption or illegality and (iii) include benchmark replacement provisions that are applicable upon the occurrence of certain events relating to the cessation or non-representativeness of Term SOFR for a one-month tenor. Other than the foregoing, the material terms of the 2023 Receivables Purchase Agreement remain unchanged from the Existing Receivables Purchase Agreement.

The foregoing description of the 2023 Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Amendment, which is filed as Exhibit 10.1 to this report, and is incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1
Amendment No. 4 to Amended and Restated Receivables Purchase Agreement dated as of March 31, 2011, as amended as of December 17, 2013, as amended and restated as of September 5, 2018, and as further amended on July 30, 2021, among Schneider Receivables Corporation, as seller, Schneider National, Inc., as the servicer, Wells Fargo Bank, N.A., as administrative agent, and the purchasers party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2023	SCHNEIDER NATIONAL, INC.

By:	/s/ Thomas G. Jackson
Name:	Thomas G. Jackson
Title:	Executive Vice President, General Counsel and Corporate Secretary